UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 21, 2007
S1 Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

705 Westech Drive, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

ITEM 7.01. REGULATION FD DISCLOSURE.
S1 Corporation (“S1”) has posted investor presentation materials dated August 2007 on its website, www.s1.com, under the heading “Investor Relations” to be used in connection with meetings with investors that management expects to have from time to time. A copy of the presentation materials is also attached hereto as Exhibit 99.1.
Exhibit 99.1 is a copy of presentation materials to be used in connection with investor presentations. This information is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and the information contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18.
ITEM 8.01. OTHER EVENTS.
On August 21, 2007, S1 purchased the facility in Norcross, Georgia that it was leasing for its corporate headquarters and data center operations. The purchase price for the facility was approximately $8 million, of which S1 paid $2.8 million in cash and assumed a $5.2 million loan.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description

99.1	Investor Presentation dated August 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)
/s/ John Stone
John Stone
Chief Financial Officer

Date: August 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation dated August 2007